UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A. Collaborative Research and License Agreement

On August 13, 2007, Icagen, Inc. (the “Company”) entered into a Collaborative Research and License Agreement (the “Collaboration Agreement”) with Pfizer Inc (“Pfizer”) relating to the discovery, development, manufacture and commercialization of pharmaceutical compounds and products that modulate three specific sodium ion channels as potential new treatments for pain and related disorders (the “Products”). Under the terms of the Collaboration Agreement, the Company and Pfizer will combine resources to identify compounds that target these three ion channels in a global research and development collaboration. The parties will form a joint research committee to monitor and oversee the collaboration. Pfizer will fund all aspects of the collaboration including research and preclinical development efforts at the Company and will have an exclusive worldwide license to commercialize Products that result from the collaboration.

In consideration of the rights granted to Pfizer under the Collaboration Agreement, Pfizer has agreed to provide $38.0 million in committed funding to the Company over the first two years of the collaboration, including an initial upfront license fee of $12.0 million, up to $15.0 million through an equity commitment, and research and development funding. As more fully described below, the equity commitment is comprised of an initial investment in Icagen common stock in the amount of $5.0 million at fair market value, equal to the closing bid price of the Common Stock as reported on the Nasdaq Global Market as of 4:00 p.m. Eastern Time on the business day preceding the execution of the agreement, and an equity put option, exercisable by Icagen, to sell to Pfizer at fair market value upon exercise up to $10.0 million of common stock, subject to certain terms and conditions, at any time during the first 18 months following the signing of the agreement. Additionally, Icagen is eligible to receive up to an aggregate of $359 million for each Product contingent upon the achievement of specified research, development, regulatory and commercialization milestones. Icagen is also eligible to receive tiered royalties, against which the commercialization milestones are creditable, depending upon sales achieved.

The Collaboration Agreement will expire on a Product-by-Product basis on the later of the end of the research term, which shall be two years from the effective date of the Collaboration Agreement unless earlier terminated or extended, and the date on which all royalty obligations end, which will be the expiration date of the last-to-expire of specified patent rights covering the Product. Pfizer may terminate the Collaboration Agreement following the research term with respect to Products that Pfizer no longer intends to develop or commercialize. Either party may terminate the Collaboration Agreement in the event that the other party materially breaches its obligations under the Collaboration Agreement and fails to cure such breaches within a specified cure period. If the Company terminates the Collaboration Agreement based on a material breach by Pfizer, or if Pfizer terminates the Collaboration Agreement with respect to specified Products that Pfizer no longer intends to develop or commercialize, the rights to then identified Products and Product candidates to which Pfizer’s rights terminate will be transferred to the Company.

B. Purchase Agreement

In conjunction with the Collaboration Agreement, on August 13, 2007, the Company also entered into a Purchase Agreement with Pfizer (the “Purchase Agreement”) to sell to Pfizer up to $15.0 million of the Company’s common stock, $0.001 par value per share of the Company (“the Common Stock”). Under the terms of the Purchase Agreement, the Company agreed to issue and sell to Pfizer 2,688,172 shares of Common Stock (the “Common Stock”) at a price of $1.86 per Share, which was the closing bid price of the Common Stock as reported on the Nasdaq Global Market as of 4:00 p.m. Eastern Time on the

business day preceding the execution of the Purchase Agreement, resulting in gross proceeds to the Company (the “Initial Shares”) of approximately $5.0 million. The closing of the issuance of the Initial Shares will take place on August 20, 2007. The Company has the right and option to issue and sell to Pfizer up to an additional $10.0 million of Common Stock (the “Put Shares,” and together with the Initial Shares, the “Shares”), subject to specified terms and conditions, at the fair market value of the Common Stock upon exercise at anytime during the 18 months following the date of the Purchase Agreement (the “Put Option”). The Company is not permitted to exercise the Put Option to the extent that, upon such exercise, the number of Put Shares would cause the number of Shares of Common Stock beneficially owned by Pfizer to exceed 19.99% of the total number of shares of Common Stock of the Company issued and outstanding as of the exercise of the Put Option on a post-transaction basis (the “Limitation”).

Pfizer has agreed that until the later of (i) the first anniversary of the closing date of the Initial Shares and (ii) the closing date of the second tranche of the Put Option, if the Limitation restricts the Company from exercising the Put Option in a single tranche, or the closing date of the sole tranche of the Put Option, if the Company is not so restricted by the Limitation (the “Trading Limitation Date”), not to engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a “Disposition”) the Common Stock of the Company; provided, however, that (a) Dispositions will be permissible if the Collaboration Agreement or the Research Term (as defined in the Collaboration Agreement) is terminated and (b) after the first anniversary of the closing date of the Initial Shares, Pfizer will be permitted to sell all of its Shares (along with an assignment of the accompanying registration rights) in a single private transaction exempt from registration under the Securities Act of 1933, as amended, in accordance with the provisions of the Purchase Agreement. In addition, during the same period, Pfizer has agreed not to buy any Common Stock of the Company without the prior written consent of the Company, other than pursuant to the exercise by the Company of the Put Option.

Pfizer has also agreed to constitute and appoint the President and the Treasurer of the Company, and each of them, with full power of substitution, as the proxies of Pfizer with respect to matters on which Pfizer is entitled to vote as a holder of Common Stock, and authorize each of them to represent and to vote all of Pfizer’s Shares with respect to matters other than a merger or acquisition of the Company, the disposition of all or substantially all of the Company’s assets, or a change of control of the Company. In addition, if on the record date for any vote of Common Stock of the Company Pfizer holds greater than 10% of the outstanding shares of Common Stock, any of Pfizer’s Shares in excess of the number of shares equal to 10% of the outstanding shares of Common Stock, Pfizer has agreed to constitute and appoint such persons as the proxies of Pfizer and authorize each of them to represent and to vote with respect to matters related to a merger or acquisition of the Company, the disposition of all or substantially all of the Company’s assets, or a change of control of the Company, in the same manner and in the same proportion as shares of Common Stock held by other shareholders of the Company are voted on such matters. However, if both (i) the Company issues Common Stock that represents more than 10% of the then outstanding Common Stock of the Company to a third party strategic investor in connection with a collaboration agreement and (ii) the voting rights granted to such third party contain fewer restrictions than the restrictions described in this paragraph, then Pfizer’s voting rights shall be deemed to be automatically modified so as to make such rights no less favorable to Pfizer than those granted to the third party strategic investor.

Pursuant to the Purchase Agreement, the Company agreed to use its reasonable best efforts to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the resale of the Shares (the Shares, together with any shares of Common Stock issued or issuable in respect of the Shares by virtue of any stock split, stock dividend, recapitalization or similar event, the “Registrable Securities”) within 30 days following the request by Pfizer to effect the registration of the Registrable Securities (the “Registration Request”). Pfizer may make a Registration Request at any time after the later of the first anniversary of the closing date of the Initial Shares and the Trading Limitation Date. The Company also agreed to use its reasonable best efforts to have the Registration Statement declared effective within 90 days after the date on which the Registration Statement is filed (the “Filing Date”), or within 120 days if the Commission determines to review the Registration Statement. In the event the Registration Statement (a) has not been filed within 30 days after receipt of the Registration Request, (b) is not declared effective within 90 days after the Filing Date, if the Commission determines not to review the Registration Statement, (c) is not declared effective within 120 days after the Filing Date, if the Commission determines to review the Registration Statement, or (d) after such Registration Statement is declared effective by the Commission, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, with certain specified exceptions (each such event, a “Registration Default”), then the Company has agreed to pay Pfizer as liquidated damages an amount equal to 1% of the purchase price paid by Pfizer for the Registrable Securities per 30-day period or portion thereof (a “Penalty Period”) during which the Registration Default remains uncured thereafter, subject to an aggregate limit on liquidated damages. The maximum aggregate amount of liquidated damages payable to Pfizer in respect of the Registrable Securities is limited to 10% of the aggregate purchase price paid by Pfizer pursuant to the Purchase Agreement. The amount payable to Pfizer will be prorated for the number of actual days during the Penalty Period during which a Registration Default remains uncured. In no event will the Company be liable to Pfizer for more than one Registration Penalty with respect to the same Registrable Securities during any 30-day period, even if more than one event giving rise to a Registration Penalty occurs during such 30-day period. In addition, the Company agreed to use its reasonable best efforts to take all such actions as may be reasonably necessary to keep the Registration Statement current and effective until the earliest of (a) one year after the Filing Date, (b) the date on which all Registrable Securities held by Pfizer may be sold or transferred in compliance with Rule 144 under the Securities Act, without any volume or manner of sale restrictions, or (c) such time as all Registrable Securities held by Pfizer have been sold pursuant to a registration statement, to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of the sale.

The foregoing summary of terms of the Purchase Agreement is subject to, and qualified in its entirety by, the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

C. Lease

On August 8, 2007, Icagen, Inc. (the “Company”) entered into a Lease (the “Lease”), with 3908 Patriot Drive LLC (the “Landlord”), pursuant to which the Company will lease 8,932 square feet of space located at 3908 Patriot Drive, Durham, North Carolina (the “Premises”) for use as laboratory and office space. The term of the Lease is five years, beginning on the earlier to occur of January 1, 2008 and the date when the Company first occupies the Premises (the “Commencement Date”), with an option for the Company to extend the lease for two additional terms of two years each. The annual rent for the Premises will be $165,242 payable in equal monthly installments, for the first year of the lease term, and will be increased by three percent (3%) annually, compounded, commencing on the first anniversary of the Commencement Date, and on the same day of each year thereafter for so long as the Lease continues in effect. The Company is also required under the Lease to pay its proportionate share of certain taxes imposed on, and maintenance and operating expenses incurred by, the Landlord with respect to the property on which the Premises are located.

The Company plans to construct improvements in the building in which the Premises are located in order to make the Premises suitable for the Company’s intended uses (the “Tenant Improvements”). The Landlord will provide a tenant improvement allowance (the “Tenant Improvement Allowance”) of $260,000 towards the costs of the Tenant Improvements, which will be disbursed to the Company as work on the Tenant Improvements progresses. Any costs of the Tenant Improvements over the amount of the Tenant Improvement Allowance will be paid by the Company.

The Company is required by August 15, 2007 to deposit with the Landlord cash or an irrevocable stand-by letter of credit in the amount of $100,000 as security for the performance of its obligations under the Lease. In the event that the Company’s unencumbered cash and cash equivalents (“Liquid Assets”) drop below $6 million in aggregate value on any day following the date of the Lease and prior to the termination of the Lease (a “Cash Deficiency Event”), the Company will be required to deliver an additional letter of credit to the Landlord in the amount of unamortized Tenant Improvement Allowance as of the date of the Cash Deficiency Event, subject to reduction on a dollar-for-dollar basis for any unamortized Tenant Improvements which Tenant pays to Landlord within five business days following such event. In the event that the Company’s Liquid Assets drop below $3 million in aggregate value on any day following the date of the Lease and prior to the termination of the Lease, the Landlord will be entitled to present such additional standby irrevocable letter of credit for payment and to receive and retain all amounts paid on such letter of credit, to hold as an additional security deposit under the Lease.

During the initial term and any extended term of the Lease, the Company has a right of first refusal to lease the adjoining suite in the building in which the Premises are located, consisting of approximately 2,689 square fee of space (the “Expansion Space”), in the event the Landlord decides to lease such space. If the Company exercises this right of first refusal before December 31, 2009, the annual rent (excluding the additional proportionate share of taxes and operating expenses associated with the Expansion Space) will be $43,024, subject to 3% compounded annual increases. If the Company exercises this right of first refusal on January 1, 2010 or thereafter, the annual rent will be the same as the rent then payable under the Lease (after taking into account 3% compounded annual increases). The Company’s right of first refusal is subordinate to that of two other parties, and therefore the Company will have the opportunity to lease the Expansion Space only if both of the other parties do not exercise their respective rights of first refusal.

The foregoing summary of the Lease is subject to, and qualified in its entirety by, the Lease attached to this Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Company expects the issuance of the Initial Shares to Pfizer in a private placement to result in gross proceeds to the Company of approximately $5 million before deducting transaction expenses payable by the Company.

The Initial Shares were offered and are to be sold to Pfizer without registration under the Securities Act or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the Initial Shares and the Company’s option to sell to Pfizer up to an additional $10.0 million of Common Stock is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 14, 2007, the Company announced that it had entered into the Collaboration Agreement and the Purchase Agreement with Pfizer. A copy of the press releases issued in connection with these announcements are filed with this Current Report on Form 8-K as Exhibits 99.3 and 99.4, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: August 14, 2007	By: /s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Purchase Agreement, dated August 13, 2007, between the Company and Pfizer Inc.

99.2	Lease, dated August 8, 2007, between the Company and 3908 Patriot Drive LLC.

99.3	Press Release entitled, “Icagen Announces Alliance with Pfizer in Ion Channel-Focused Therapeutics for Pain and Related Disorders,” issued by the Company on August 14, 2007.

99.4	Press Release entitled, “Icagen Announces Investment by Pfizer,” issued by the Company on August 14, 2007.